Data as of 6/30/15

Manager's Commentary

Market Review

Following the very strong performance from Chinese equities in the first half of 2015, the last few weeks have seen a higher level of volatility and significant market weakness. The Shanghai Composite Index fell 6.9%, in RMB terms, in June. However, this figure does not represent the overall intra-month volatility. The Index fell 13.2% and 6.3%, in the third and fourth weeks of June, respectively. We believe this recent weakness in the equity market was driven mainly by technical factors, such as the deterioration of investor sentiment over A-share liquidity evident from falling daily turnover. More specifically, investors began to unwind their margin trades, hurting growth names and leading to increased rates of margin calls.

Towards the end of the month, the People's Bank of China (PBoC) provided some downside support with further monetary easing. The PBoC cut the one year lending and one year deposit rate by 0.25% and the reserve requirement ratio (RRR) by 0.5%, for banks who lend to small and agricultural businesses. On the macro front, the June HSBC Purchasing Managers' Index (PMI) showed manufacturing contraction was greater than the market had previously believed, increasing by 0.2 to 49.4. This is the fourth consecutive month that the PMI has been in the contractionary zone.

Although activity in the onshore Chinese equity markets impacts Hong Kong, the Hong Kong market was less vulnerable to market volatility as it is less reliant on margin financing. For example, the Hang Seng Index fell by 6.1% at its peak; in comparison to the Shanghai Composite Index which fell by 21.5% (in local terms). The Taiwan stock market was on a downward trend at the beginning of the month, but then moved sideways, generally avoiding the volatility that has characterised the Chinese and Hong Kong stock markets over the past month.

Fund Review

The China Fund, Inc. (the "Fund”) underperformed the MSCI Golden Dragon Index (the "benchmark index”) for the month of June. The underperformance was primarily driven by stock selection in the information technology sector, which was partly offset by stock selection in the consumer discretionary sector.

Among our top contributors was Largan Precision Company, a lens manufacturer based in Taiwan. Largan's stock price was strong due to increased estimated revenue, as a result of better-than-expected demand for the iPhone and the beginnings of a recovery in the Chinese smartphone market. Largan's strong fundamentals, dominant market position and strong management also aided its stock price. Conversely, Digital China, our top contributor from May, was the top detractor for June. The stock price fell from the end of May through June, upon the news that a major shareholder was selling 60m shares for a price below the mid-point of a marketed range. The price continued to fall when the company announced that a subsidiary of Digital China had been falsely accused of defaulting in payments for procurement contracts. We believe the case for long term investment remains intact and continue to hold the stock.

Key Transactions

During June, we initiated a position in Hengan International Group amid expectations that sales in the second half of 2015 would increase, due to the emergence of a new growth driver for ultra-light diapers. Within the pharmaceutical sector, we initiated a position in 3S Bio Inc. and switched out of Jiangsu Hengrui. 3SBio was relisted in Hong Kong, after delisting from the Nasdaq in 2013. The Fund's position in Gree Electric increased due to improved industry pricing and demand, especially for air conditioning units over the summer.

Outlook

Our position is to look through the short term noise and focus on the long term fundamentals in China. The recent China A-share market weakness is driven mainly by technical factors, such as the unwinding of margin positions. At some point this technical weakness will end, and create a healthier entry point for investors. We are focused on Hong Kong listed Chinese stocks, which in our view, offer more attractive valuations and are less vulnerable to market sentiment. Within our China A-share exposure, we have been taking profits in May and June. At the end of June we have around 11% allocated to China A-shares.
There are three key reasons we remain positive on China over the long term. Firstly, we see an important reform process underway, which we believe, will lead to a higher quality of growth, driven by domestic consumption. The process is likely to be long and gradual, and may lead to a slower headline GDP growth rate. However, a slower growth rate is more sustainable and a necessary outcome. Secondly, amid the economic weakness, we expect to see further monetary policy easing from Beijing. China remains one of the few major economies with positive real interest rates and a high RRR, which allows more room for policy support. Finally, further financial reforms underpin the inclusion of China A-shares into the global equity benchmark. We believe China will soon become too big to ignore for global asset allocators, and H-shares will be the preferred market to gain Chinese exposure.

In Brief

Fund Data

Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$367.6
Median Market Cap (in billions)	$7.0
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns) (as of 6/30/15)	Fund	Benchmark[1]
One Month	-7.53%	-4.24%
Three Month	6.50%	4.66%
One Year	18.12%	15.61%
Three Year	16.60%	14.74%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 6/30/15)	$23.44 / $19.87

High / Low Ranges (52-Week)
High / Low NAV	$26.04 / $19.82
High / Low Market Price	$22.46 / $17.64
Premium/Discount to NAV (as of 6/30/15)	-15.23%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	45,502
Expense Ratio	1.30%

1. MSCI Golden Dragon Index.

Fund Manager
Christina Chung, CFA
Lead Portfolio Manager

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	-7.53%	6.50%	13.40%	18.12%	16.60%	9.61%	15.49%	11.31%
Market Price	-8.18%	2.69%	9.00%	12.81%	13.39%	8.55%	12.38%	10.12%
MSCI Golden Dragon Index	-4.24%	4.66%	11.41%	15.61%	14.74%	9.71%	9.82%	—

Calendar Year Returns
	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.
Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at June 30, 2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation	Fund	Benchmark
Financials	28.73%	41.56%
Information Technology	26.07%	22.21%
Consumer Discretionary	13.92%	5.39%
Industrials	13.39%	7.19%
Consumer Staples	7.05%	2.81%
Telecom Services	3.86%	6.64%
Health Care	2.65%	1.07%
Materials	0.81%	3.62%
Energy	0.47%	4.80%
Utilities	0.00%	4.69%
Other assets & liabilities	3.06%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation	Fund	Benchmark1
China	75.60%	73.72%
Hong Kong Red Chips	16.91%	12.73%
Hong Kong 'H' shares	18.54%	28.59%
Equity linked securities ('A' shares)	11.09%	0.00%
China 'A' & 'B' shares	0.00%	0.19%
Other Hong Kong securities	29.06%	32.30%
Taiwan	21.34%	26.28%
Other assets & liabilities	3.06%	0.00%

Top 10 Holdings
PING AN INSURANCE (China)	6.59%
ICBC LTD (China)	6.31%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.76%
TENCENT HOLDINGS LTD (China)	4.12%
TAIWAN SEMIC CO LTD (Taiwan)	3.93%
CHINA MOBILE LTD (China)	3.87%
DIGITAL CHINA HOLDINGS LTD (China)	3.41%
WANT WANT CHINA HOLDINGS LTD (China)	3.13%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.04%
HERMES MICROVISION INC (Taiwan)	3.01

Portfolio Characteristics	Fund	Benchmark1
P/E Ratio	14.11	12.43
P/B Ratio	2.08	1.52
Issues in Portfolio	46	280
Foreign Holdings (%)	96.94	100.00
Other assets & liabilities (%)	3.06	0.00
Yield (%)	2.49	2.91

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Financials					28.70
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	104.40	1,797,000	24,201,552	6.59
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	6.15	29,244,000	23,200,991	6.31
HONG KONG EXCHANGES AND CLEARING LTD	388	273.60	495,300	17,481,515	4.76
SUN HUNG KAI PROPERTIES LTD	16	125.90	688,000	11,174,004	3.04
CATHAY FINANCIAL HOLDING CO LTD	2882	53.90	5,305,000	9,267,352	2.52
CHINA LIFE INSURANCE CO LTD	2628	33.60	1,612,000	6,987,132	1.90
CHAILEASE HOLDING CO LTD	5871	74.40	2,328,200	5,614,030	1.53
HONGKONG LAND HOLDINGS LTD	H78	8.20	497,000	4,075,400	1.11
CHINA OVERSEAS LAND & INVESTMENT LTD	688	27.45	976,000	3,456,104	0.94
Information Technology					26.02
TENCENT HOLDINGS LTD	700	154.80	757,500	15,126,841	4.12
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	140.50	3,170,000	14,435,009	3.93
DIGITAL CHINA HOLDINGS LTD	861	10.34	9,391,000	12,526,421	3.41
HERMES MICROVISION INC	3658	2,010.00	170,000	11,074,560	3.01
LARGAN PRECISION CO LTD	3008	3,525.00	88,000	10,053,639	2.74
DELTA ELECTRONICS INC	2308	158.00	1,835,000	9,396,684	2.56
ADVANTECH CO LTD	2395	212.00	1,058,841	7,275,253	1.98
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.85	37,480,000	4,109,729	1.12
GOLDPAC GROUP LTD	3315	4.92	5,521,000	3,504,108	0.95
BAIDU INC	BIDU	199.08	15,821	3,149,645	0.86
ASM PACIFIC TECHNOLOGY LTD	522	76.60	295,700	2,921,963	0.80
TONG HSING ELECTRONIC INDUSTRIES LTD	6271	87.10	725,000	2,046,622	0.56
Consumer Discretionary					13.96
QINGLING MOTORS CO LTD	1122	2.62	28,960,000	9,788,012	2.66
MERIDA INDUSTRY CO LTD	9914	200.00	1,435,000	9,301,723	2.53
LI & FUNG LTD	494	6.15	9,798,000	7,773,332	2.12
CLSA GLOBAL MARKETS (exch. for MIDEA GROUP CO LTD)	N/A	6.10	916,668	5,589,841	1.52
HSBC BANK PLC (exch. for MIDEA GROUP CO LTD)	N/A	6.01	670,000	4,028,040	1.10
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.41	863,208	2,943,539	0.80
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	10.30	267,298	2,753,169	0.75
CLSA GLOBAL MARKETS PTE LTD (exch. for CHONG QING CHANGAN AUTO)	N/A	3.46	739,970	2,560,296	0.70
CITIGROUP GLOBAL MKTS HLDGS IN (exch. for CHONG QING CHANGAN AUTO)	N/A	3.41	558,897	1,905,839	0.52
CLSA GLOBAL MARKET PTE LTD (exch. for GREE ELECTRICAL APP INC)	N/A	10.45	164,088	1,715,048	0.47
WAR HSBC BANK PLC (exch. for CHONG QING CHANGAN AUTO)	N/A	3.41	487,000	1,661,157	0.45
ZHONGSHENG GROUP HOLDINGS LTD	881	5.42	1,844,500	1,289,652	0.35
Industrials					13.42
CHINA EVERBRIGHT INTERNATIONAL LTD	257	13.98	5,969,000	10,764,736	2.93
BEIJING ENTERPRISES HOLDINGS LTD	392	58.25	1,185,000	8,904,487	2.42
CLSA GLOBAL MARKET PTL LTD (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	3.36	1,945,690	6,539,464	1.78
CRRC CORP LTD	1766	11.90	3,697,000	5,675,329	1.54
ZHUZHOU CSR TIMES ELECTRIC CO LTD	3898	58.40	517,000	3,894,915	1.06
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	13.88	2,110,000	3,778,040	1.03
QINGDAO PORT INTERNATIONAL CO LTD	6198	4.55	6,040,000	3,545,218	0.96
HSBC BANK PLC (exch. for XJ ELECTRIC CO)	N/A	4.06	864,000	3,505,248	0.95
CITIGROUP GLOBAL MARKETS HOLD (exch. for XJ ELECTRIC CO)	N/A	4.06	419,748	1,704,177	0.46
HSBC BANK PLC (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	3.31	304,500	1,009,113	0.27
Consumer Staples					7.06
WANT WANT CHINA HOLDINGS LTD	151	8.20	10,877,000	11,505,821	3.13
HENGAN INTERNATIONAL GROUP CO LTD	1044	92.05	425,500	5,052,636	1.38
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.70	50,320,000	4,543,948	1.24
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	7.00	371,242	2,598,694	0.71
CLSA GLOBAL MARKETS PTE LTD (exch. for SHANGHAI JAHWA UNITED)	N/A	7.10	315,651	2,240,806	0.61

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Telecom Services					3.87
CHINA MOBILE LTD	941	99.40	1,108,000	14,207,602	3.87
Health Care					2.65
CSPC PHARMACEUTICAL GROUP LTD	1093	7.68	5,804,000	5,750,204	1.56
3SBIO INC	1530	9.74	3,175,500	3,989,934	1.09
Materials					0.82
TIANGONG INTERNATIONAL CO LTD	826	1.26	18,480,000	3,003,773	0.82
Energy					0.47
CHINA SUNTIEN GREEN ENERGY CORP LTD	956	1.66	8,075,000	1,729,200	0.47

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

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Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0615